Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


     We have issued our report dated March 25, 1996 accompanying the financial statements of Electronics Communications Corp. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995 and accompanying the Company's Prospectus filed pursuant to Rule 424(b) on May 15, 1995 as part of Registration No. 33-89336 which are incorporated by reference in the Registration Statement of the aforementioned reports and the use of our name as it appears under the "Experts."




                                    STETZ, BELGIOVINE CPAs, P.C.

Montclair, New Jersey
July 10, 1996